EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-18 (File No. 33-42112-C), Form S-8 related to the Stock Option Incentive Plan (File No. 333-57938), the 1991 Non-Statutory Stock Option Plan (File No. 333-57944), the 1992 Non-Employee Director Plan (File No. 33-94254), the 1996 Non-Employee Director and Medical Advisory Stock Option Plan (File No. 333-57942), the 1999 Non-Employee Director and Medical Advisory Stock Option Plan (File No. 333-57934), the 1999 Stock Option Incentive Plan (File No. 333-62560), Form S-3 relating to the registration of 1,061,734 shares of common stock (File No. 33-86292), Form S-3 relating to the registration of 610,000 shares of common stock (File No. 333-16035), Form S-3 relating to the registration of 444,422 shares of common stock (File No. 333-71676), of our report dated January 18, 2002 with respect to the financial statements of MedAmicus, Inc., included in this annual report on Form 10-KSB for the year ended December 31, 2001.


                                                     McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
March 22, 2002